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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Special Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0.00              0.00             6,636,539         13.06


     Class B      0.00              0.00             2,283,918         12.50


     Class C      0.00              0.00             1,206,753         12.50


     Class I      0.00              0.00             11,061,140        13.48


     Class IS     0.00              0.00             222,503  13.10





     Evergreen Strategic Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      20,518            0.12             196,995  26.70


     Class B      6,241             0.07             102,287  26.00


     Class C      6,067             0.07             65,551            26.00


     Class I      10,898,646        0.18             61,485,246        26.89


     Class IS     79,400            0.12             637,682  26.53


     Class R      7                 0.11             278               26.79